Exhibit 10.1

EXECUTION COPY

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is dated as of January 28, 2025, by and among (a) certain Persons who acquired Parent Ordinary Common Shares or Parent Private Warrants from TKB Sponsor I, LLC (each, a “Sponsor Party”), (b) Roth CH Acquisition Co., a Cayman Islands exempted company (which shall re-domicile as and become a Delaware corporation by means of a merger prior to the Closing) (“Parent”), and (c) SharonAI Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor Parties are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of the Parent Common Shares and Parent Warrants set forth on Schedule I attached hereto (all such securities of Parent (including securities underlying such securities), or any successor or additional securities of Parent of which ownership is hereafter acquired by a Sponsor Party prior to the termination of this Agreement are referred to herein as the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Roth CH Holdings, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Domestication Sub”), Roth CH Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into that certain Business Combination Agreement, dated as of the date hereof (as amended or modified from time to time, the “Business Combination Agreement”), pursuant to which, among other transactions, Parent is to merge with and into Domestication Sub, with the Domestication Sub as the surviving corporation (“Domesticated Parent”), and Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving corporation and a wholly-owned subsidiary of Domesticated Parent, on the terms and subject to the conditions set forth therein;

WHEREAS, on the day that is at least one Business Day prior to the Effective Time and subject to the conditions of the Business Combination Agreement, Parent shall re-domicile as and become a Delaware corporation by means of a merger in accordance with Parent’s organizational documents, Section 388 of the DGCL and the Cayman Companies Act; and

WHEREAS, as an inducement to Parent, Domestication Sub, Merger Sub and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each Sponsor Party hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Until the Expiration Time (as defined below), such Sponsor Party shall be bound by and comply with Sections 6.2 (Exclusivity) and 11.4 (Publicity) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if (a) such Sponsor Party was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) each reference to the “Parent” contained in Section 6.2 of the Business Combination Agreement also referred to such Sponsor Party.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earliest of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be validly terminated in accordance with Article X (Termination) thereof and (c) the liquidation of Parent (the earlier of (a), (b) and (c), the “Expiration Time”), each Sponsor Party shall not, without the prior written consent of the Company, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, transfer, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Prospectus) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Securities owned by such Sponsor Party, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities owned by such Sponsor Party or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i), (ii) or (iii), collectively, a “Transfer”); provided, however, that the foregoing restrictions shall not apply to any Permitted Transfer. A “Permitted Transfer” shall mean any Transfer (A) to any of Parent’s officers, directors or consultants, any Affiliate or any family member of any of Parent’s officers, directors or consultants; (B) to any Affiliate of such Person or to any member(s) of such Person or any of their Affiliates or any employees or consultants of such Affiliates; or (C) to any other Person, with the consent of Parent and the Company; provided, however, that, prior to and as a condition to the effectiveness of any Permitted Transfer described in clauses (A) through (C), the transferee in such Permitted Transfer (a “Permitted Transferee”) shall have executed and delivered to Parent and the Company a joinder or counterpart of this Agreement pursuant to which such Permitted Transferee shall be bound by all of the applicable terms and provisions of this Agreement. Parent shall not register any sale, assignment or transfer of any Subject Securities on Parent’s stock ledger (book entry or otherwise) that is not in compliance with this Section 1.2.

Section 1.3 New Shares. In the event that (a) any Parent Common Shares, Parent Warrants or other equity securities of Parent are issued to a Sponsor Party after the date of this Agreement pursuant to any offering, stock split, reverse stock split, stock dividend or distribution, recapitalization, reclassification, combination, subdivision, exchange of shares or other similar event of Parent Common Shares, Parent Warrants or other equity securities of Parent of, on or affecting the Parent Common Shares, Parent Warrants or other equity securities of Parent owned by a Sponsor Party or otherwise, (b) a Sponsor Party purchases or otherwise acquires beneficial ownership of any Parent Common Shares, Parent Warrants or other equity securities of Parent after the date of this Agreement, or (c) a Sponsor Party acquires the right to vote or share in the voting of any Parent Common Shares or other equity securities of Parent after the date of this Agreement (such Parent Common Shares, Parent Warrants or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor Party shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by such Sponsor Party as of the date hereof.

Section 1.4 Certain Agreements of the Sponsor.

(a) At any meeting of the shareholders of Parent, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought, each Sponsor Party hereby unconditionally and irrevocably agrees that it shall (i) appear at each such meeting, in person or by proxy, or otherwise cause all of its Parent Common Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), in person or by proxy, or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Parent Common Shares:

(i) in favor of each Parent Proposal, including, without limitation, any other consent, waiver, approval is required under Parent’s organizational documents or under any agreements between Parent and its shareholders, or otherwise sought by Parent with respect to the Business Combination Agreement or the transactions contemplated thereby or the Parent Proposals;

(ii) against any Alternative Proposal or any proposal relating to a business combination transaction (other than the Parent Proposals and the transactions contemplated thereby;

(iii) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent (other than the Business Combination Agreement or the Ancillary Agreements and the Domestication Merger, the Merger and the other transactions contemplated thereby);

(iv) against any change in the business, management or Board of Directors of Parent (other than in connection with the Parent Proposals and the transactions contemplated thereby);

(v) against any proposal, action or agreement that would (A) impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement, the Ancillary Agreements or the Domestication Merger, the Merger or any of the transactions contemplated thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Parent, Domestication Sub, Merger Sub or a Sponsor Party under the Business Combination Agreement or this Agreement, as applicable, (C) result in any of the conditions set forth in Article IX of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Parent; and

(vi) in favor of any extension of Parent’s deadline to consummate a “Business Combination” as such term is defined in the Parent Amended and Restated Certificate of Incorporation, to the extent permitted under the Parent Amended and Restated Certificate of Incorporation.

Each Sponsor Party hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b) Each Sponsor Party shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of October 26, 2021, by and among Parent, the Sponsor Parties and the other parties thereto (the “Letter Agreement”), including the obligations of the Sponsor Parties pursuant to Section 1 therein to not redeem, sell or tender, or submit a request to Parent’s transfer agent or otherwise exercise any right to redeem, sell or tender, any Parent Common Shares owned by such Sponsor Party in connection with the transactions contemplated by the Business Combination Agreement.

Section 1.5 Further Assurances. Each Sponsor Party shall execute and deliver, or cause to be executed and delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary or reasonably requested by the Company or Parent under applicable Laws to effect the actions and to consummate the Domestication Merger, the Merger and the other transactions contemplated by this Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable. Each Sponsor Party agrees that such Sponsor Party will not take any action that would make any representation or warranty of such Sponsor Party herein untrue or incorrect, or have the effect of preventing or disabling such Sponsor Party from performing its obligations hereunder.

Section 1.6 No Inconsistent Agreement. Each Sponsor Party hereby represents and covenants that it has not entered into, shall not enter into, (i) any voting agreement or voting trust with respect to any of such Sponsor Party’s Subject Securities that is inconsistent with such Sponsor Party’s obligations pursuant to this Agreement, or (ii) and shall not grant a proxy or power of attorney to enter into, any agreement or undertaking that would restrict, limit, be inconsistent with or interfere with the performance of its obligations hereunder.

Section 1.7 No Challenges. Each Sponsor Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Domestication Sub, Merger Sub, the Company or any of their respective successors, directors, officers, agents or equity holders (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, the Business Combination Agreement, the Domestication Merger, the Merger or the transactions contemplated by the Business Combination Agreement or any of the Ancillary Agreements or the consideration and approval thereof by the shareholders of Parent, the Board of Directors of Parent or the governing bodies of any of the Subsidiaries of Parent, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

Section 1.8 Consent to Disclosure. Each Sponsor Party hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement/Prospectus (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other applicable securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of such Sponsor Party’s identity and beneficial ownership of Subject Securities, and the nature of the Sponsor Party’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Company, a copy of this Agreement. Each Sponsor Party will promptly provide any information reasonably requested by Parent or the Company for any applicable regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC).

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sponsor Parties. Each Sponsor Party represents and warrants as of the date hereof to Parent and the Company as follows:

(a) Organization; Due Authorization. If (i) an entity, such Sponsor Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Sponsor Party’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Sponsor Party, and (ii) an individual, such Sponsor Party’s signature on this Agreement is genuine, and such Sponsor Party has legal competence and capacity to execute the same. This Agreement has been duly executed and delivered by the Sponsor Party and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Sponsor Party, enforceable against the Sponsor Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Sponsor Party.

(b) Ownership. The Sponsor Party is the record and beneficial owner (as defined in the Securities Act) of, and has good, valid and marketable title to, all of its Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Agreement, (ii) Parent’s organizational documents, (iii) the Business Combination Agreement, (iv) the Letter Agreement or (v) any applicable securities Laws. The Sponsor’s Subject Securities are the only equity securities in Parent owned of record or beneficially by the Sponsor Party on the date of this Agreement. The Sponsor Party has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to its Subject Securities, and none of the Sponsor Party’s Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Letter Agreement. Other than the Parent Private Warrants held by the Sponsor Party, the Sponsor Party does not hold or own any rights to acquire (directly or indirectly) any equity securities of Parent or any equity securities convertible into, or which can be exchanged for, equity securities of Parent.

(c) No Conflicts. The execution and delivery of this Agreement by the Sponsor Party does not, and the performance by the Sponsor Party of its obligations hereunder and the consummation of the transactions contemplated hereby and the Domestication Merger, the Merger and the other transactions contemplated by the Business Combination Agreement will not constitute or result in, (i) if an entity, conflict with or result in a violation of the organizational documents of the Sponsor Party, (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Sponsor Party or its Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor Party of its obligations under this Agreement, or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or any of Parent’s Subsidiaries, to the extent the creation of such Lien would prevent, enjoin or materially delay the performance by the Sponsor Party of its obligations under this Agreement. Such Sponsor Party has not entered into, and shall not enter into, any agreement that would prevent such Sponsor Party from performing any of its obligations hereunder.

(d) Litigation. There are no Actions pending against the Sponsor Party, or to the knowledge of the Sponsor Party threatened against the Sponsor Party, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Authority, which in any manner questions the beneficial or record ownership of the Sponsor Party’s Subject Securities or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor Party of its obligations under this Agreement. There is no outstanding Order imposed upon the Sponsor Party, or, if applicable, any of its Subsidiaries.

(e) Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by the Sponsor Party, for which Parent or any of its Affiliates may become liable.

(f) Acknowledgment. The Sponsor Party understands and acknowledges that each of Parent and the Company is entering into the Business Combination Agreement in reliance upon the Sponsor Party’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Sponsor contained herein.

(g) Adequate Information. The Sponsor Party is a sophisticated shareholder and has adequate information concerning the business and financial condition of Parent and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon Parent or the Company and based on such information as the Sponsor Party has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Sponsor Party acknowledges that Parent and the Company have not made and do not make any representation or warranty to the Sponsor Party, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Sponsor Party acknowledges that the agreements contained herein with respect to the Subject Securities held by the Sponsor Party are irrevocable.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time, (b) the liquidation of Parent and (c) the written agreement of the Sponsor Parties, Parent and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This Article III shall survive the termination of this Agreement.

Section 3.2 Waiver. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such provision so waived is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 3.3 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

Section 3.4 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 3.5 Jurisdiction; Waiver of Jury Trial.

(a) Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the federal and state courts of the State of New York sitting in New York (or any appellate courts thereof), and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 3.5.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.6 Assignment. No party hereto shall assign this Agreement or any part hereof or delegate any rights or obligations hereunder without the prior written consent of the other parties hereto and any such assignment, transfer or delegation without such prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 3.7 Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.8 Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by Parent, the Company and the Sponsor, and which makes reference to this Agreement.

Section 3.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 3.11 Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.1 of the Business Combination Agreement to the applicable party, with respect to the Company and Parent, at the respective addresses set forth in Section 11.1 of the Business Combination Agreement, and, with respect to the Sponsor, at the address set forth on Schedule I.

Section 3.12 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.13 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the subject matter hereof.

Section 3.14 Adjustment for Stock Split. If, and as often as, there are any changes in Parent or the Subject Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, Parent, the Company, or the Subject Securities, as so changed.

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IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SPONSOR PARTIES:

CR Financial holdings Inc.

By:	/s/ Byron Roth
	Name:	Byron Roth
	Title:	Chairman

CRAIG HALLUM CAPITAL GROUP LLC

By:	/s/ Jeannie Sonstegard
	Name:	Jeannie Sonstegard
	Title:	Chief Financial Officer

/s/ John Lipman
JOHN LIPMAN

/s/ William F. Hartfiel III
WILLIAM F. HARTFIEL III

/s/ Kevin Harris
KEVIN HARRIS

/s/ Steven Dyer
STEVEN DYER

/s/ Brad Baker
BRAD BAKER

/s/ Jim Zavoral
JIM ZAVORAL

/s/ Ryan Hultstrand
RYAN HULTSTRAND

/s/ John Demarais
JOHN DEMARAIS

[Signature Page to Sponsor Support Agreement]

/s/ Jack O’Brien
JACK O’BRIEN

/s/ Adam Rothstein
ADAM ROTHSTEIN

/s/ Sam Chawla
SAM CHAWLA

/s/ Chris Bradley
CHRIS BRADLEY

PARENT:

Roth CH Acquisition Co.

/s/ John Lipman
Name:	John Lipman
Title:	Co-Chief Executive Officer

[Signature Page to Parent Support Agreement]

COMPANY:

SharonAI Inc.

By:	/s/ Wolfgang Schubert
	Name:	Wolfgang Schubert
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]